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                                                                   Exhibit 99(i)

                       Consent & Opinion of Legal Counsel


          The Undersigned consents to the use of his name and the references in the Post Effective Amendment to the Registration Statement on Form N-1A of the STAAR INVESTMENT TRUST, of his opinion dated April 28, 2010.



Pittsburgh, PA.                   /s/ Thomas E. Sweeney, Jr.
                                  --------------------------------------------
Date:  April  29,  2010           Thomas  E.  Sweeney,  Jr


                                             Sweeney Law Offices

P.O. Box 82637                                              (412) 731-1000
Pittsburgh, PA  15218                                       Fax (412) 731-9190


April 29, 2010


U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

          RE: Staar Investment Trust, Registration Nos. 333-08685; 811-09152 under the Securities Act of 1933 and the Investment Company Act of 1940

Ladies and Gentlemen:


          We represent Staar Investment Trust (the "Company") in connection with its filing of Post-Effective Amendment No. 23 (the "Post-Effective Amendment") to the Company's Registration Statement Registration Nos. 333-08685; 811-09152 Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.


          We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, we hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

          Sincerely,

          /s/ Thomas E. Sweeney, Jr.

          Thomas E. Sweeney, Jr.